EXHIBIT 4.1

                             INVVISION CAPITAL, INC.
                             2004 OMNIBUS STOCK PLAN

      1. Purpose. The purpose of the Invvision Capital, Inc. 2004 Omnibus Stock Plan (the "Plan") is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors for their contribution to the Company and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

      2. Definitions. The capitalized terms used elsewhere in the Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

            (a)   "Affiliate"   means   any   corporation   that  is  a  "parent
corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

            (b) "Agreement" means a written contract consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and containing the terms and conditions of an Award. Each Agreement, together with all amendments thereto, will be in such form as the Committee approves from time to time. Any amendments to an Agreement may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

            (c) "Award" or "Awards" means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

            (d)   "Board" means the Board of Directors of the Company.

            (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

            (f) "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).


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            (g)   "Company" means Invvision Capital, Inc., a Nevada corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

            (h) "Effective Date" means the date specified in Section 12(a) of the Plan.

            (i) "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

            (j)   "Event" means any of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of [30%] or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"). Notwithstanding the foregoing sentence, the following acquisitions will not constitute an Event:

                        (A)   any   acquisition   of  common   stock  or  voting
            securities of the Company directly from the Company,

                        (B)   any   acquisition   of  common   stock  or  voting
            securities of the Company by the Company or any of its wholly owned Subsidiaries,

                        (C) any acquisition of common stock or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                        (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than [70%] of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such acquisition in substantially the same proportions as was their ownership, immediately before such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be. [NTD: This % is tied to (j)(1) definition]

                  (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board. However, any individual becoming a director of the Board after the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.


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                  (3)   Approval  by  the  shareholders  of  the  Company  of  a
      reorganization, merger, consolidation or statutory exchange of Outstanding
      Company   Voting   Securities,    unless   immediately    following   such
      reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than [70%] of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was
      their  ownership,   immediately   before  such   reorganization,   merger,
      consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                  (4)   Approval  by the  shareholders  of the  Company of (i) a
      complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than [70%] of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such sale or other disposition in substantially the same proportion as was their ownership, immediately before such sale or other disposition, of the
      Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                  (5) Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the [30%] or greater interest referred to in Section 2(j)(1) is by a group, acting in concert, that includes that recipient of an Award or if at least 30% of the then-outstanding common stock or combined voting power of the then-outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in Section 2(j)(3) or (4) by a group, acting in concert, that includes that recipient of an Award.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.


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            (l)   "Exchange Act Rule 16b-3" means Rule 16b-3  promulgated by the
Securities and Exchange Commission under the Exchange Act as in effect from time to time, or any successor regulation.

            (m) "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

                  (1) the closing sale price of a Share on the date of grant, or, if no sale of Shares occurred on that date, on the next preceding day on which a sale of Shares occurred:

                        (A) on the composite tape for New York Stock Exchange listed shares; or

                        (B) if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed; or

                        (C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use; or

                  (2) if clause 2(m)(1) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; or

                  (3) if clauses 2(m)(1) and 2(m)(2) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it deems appropriate, in its sole discretion, for valuation.

                  (4) However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this Section 2(m) to the "date immediately preceding that date" will be deemed to be references to "that date." In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value will be determined in accordance with those regulations. The determination of Fair Market Value is subject to adjustment as provided in Section 16.

            (n) "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.


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            (o)   "Incentive  Stock Option" means any Option  designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

            (p) "Insider" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(t) or its successor provision.

            (q) "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

            (r) "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

            (s) "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

            (t)   "Outside Director" means a director who is not an Employee.

            (u) "Participant" means a person or entity to whom an Award is or has been made in accordance with the Plan.

            (v) "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

            (w) "Performance Units" means an Award made pursuant to Section 11 of the Plan.

            (x) "Plan" means this Invvision Capital, Inc. 2004 Omnibus Stock Plan, as may be amended and in effect from time to time.

            (y) "Restricted Stock" means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

            (z) "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

            (aa)  "Share" means a share of Stock.

            (bb) "Stock" means the Common Stock, par value $.0001 per share, of the Company.

            (cc) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.


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            (dd)  "Subsidiary" means a "subsidiary corporation," as that term is defined in Code Section 424(f) or any successor provision. (ee) "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and Shares issuable in satisfaction of an Award in the event of the Participant's death.

            (ff) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

            (gg) "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

      3.    Administration and Indemnification.

            (a)   Administration.

                  (1) The Committee will administer the Plan. The Committee has exclusive power to (A) make Awards, (B) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (C) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award will be subject to an Agreement authorized by the Committee. A majority of the members of the Committee constitutes a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee will be the acts of the Committee. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

                  (2) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.


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                  (3)   To the  extent  within  its  discretion  and  subject to
      Sections 15 and 16 of the Plan, other than price, the Committee may amend the terms and conditions of any outstanding Award.

                  (4) It is the intent that the Plan and all Awards granted under it will be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(a)(4), that provision to the extent possible will be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining conflict with this intent, the provision will be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

                  (5) The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee are final and binding on all parties with an interest therein. Consistent with its terms, the Committee has the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee has discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

            (b) Indemnification. The Company will indemnify each person who is or was a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan. The Company's indemnification obligations under this Section 3(b) will be subject to applicable law and any limitations imposed under the Company's charter documents. The Company will indemnify each such person against and from any liability that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan, so long as such person gives the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. This right of indemnification will not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      4.    Shares Available under the Plan.

            (a) The number of Shares available for distribution under the Plan will not exceed [30,000,000] (subject to adjustment under Section 16).

            (b) Any Shares awarded under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. This includes any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares. However, Shares with respect to which a Stock Appreciation Right has been exercised, whether paid in cash or in Shares, may not again be awarded under the Plan.


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            (c)   For the  purposes  of  computing  the  total  number of Shares granted under the Plan, the following rules apply to Awards payable in Shares where appropriate:

                  (1) each Option is deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

                  (2) an Award other than an Option payable in some other security is deemed to be equal to the number of Shares to which it relates;

                  (3) where the number of Shares available under the Award is variable on the date it is granted, the Award is deemed to be equal to the maximum number of Shares that could be received under that particular Award;

                  (4) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award is deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and

                  (5) additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

            (d) No fractional Shares may be issued under the Plan. Instead, cash will be paid in lieu of any fractional Share in settlement of an Award.

            (e) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is [500,000].

      5. Eligibility. Participation in the Plan is limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") include the providing of services in any capacity or as a director or director emeritus. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, will be deemed a termination of employment for purposes of the Plan.

      6.    General Terms of Awards.

            (a) Amount of Award. Each Agreement will set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.


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            (b)   Term.  Each  Agreement,  other than those  relating  solely to
Awards of Shares without restrictions, will set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance
Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as may be set forth in the Agreement, which may, but need not, include, without limitation, acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11(b).

            (c) Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) will be of no effect. Notwithstanding the prior two sentences, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee will continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to "Participant" mean the original grantee of an Award and not any Transferee.

            (d) Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment, the following provisions will apply:

                  (1)   Options and Stock Appreciation Rights.

                        (A) If a Participant's employment or other relationship with the Company and its Affiliates terminates because of the Participant's death, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for one year after Participant's death, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to Participant's death.


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

                        (B) If a Participant's employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for one year after Participant's termination of employment resulting from Participant's disability, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment resulting from Participant's disability.

                        (C) If a Participant's employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for three months after termination of the Participant's employment or Participant's cessation of service as an Outside Director or director emeritus, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment or ceasing to be an Outside Director or director emeritus.

                        (D) Notwithstanding Sections 6(d)(l)(A), (B) and (C), in no event will an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6(d)(1)(A), (B) and (C), except as otherwise provided by the Committee in the Agreement, will terminate as of the end of the periods described in such Sections.

                  (2) Performance Units. If a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion, the
      Participant, unless the Committee otherwise provides in the Agreement, will be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6(d)(2) or in the Agreement, if a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant will not be entitled to any payment with respect to that Performance Cycle.

                  (3) Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant's death or disability, the Participant will be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions will lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence will terminate at the date of the Participant's termination of employment and such Shares of Restricted Stock will be forfeited to the Company.

            (e) Rights as Shareholder. A Participant will have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

      7.    Restricted Stock Awards.

            (a) An Award of Restricted Stock under the Plan will consist of Shares subject to restrictions on transfer and conditions of forfeiture, each of which will be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

            (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as may be provided for in the applicable Agreement.

            (c) The Agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions will be issued to the Participant or a Successor or Transferee.

            (d) A Participant or a Transferee with a Restricted Stock Award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

            (e) No more than [15,000,000] of the total number of Shares available for Awards under the Plan will be issued during the term of the Plan as Restricted Stock. This limitation will be calculated in accordance with the applicable provisions of Sections 4 and 16.

      8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, will determine the terms and conditions of such Awards, so long as such terms and conditions are not inconsistent with this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than [7,500,000] of the total number of Shares available for Awards under the Plan may be issued during the term of the Plan in the form of Stock without restrictions.

      9.    Stock Options.

            (a)   Terms Applicable to All Options.

                  (1) Each Option will be granted under an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option The purchase price of each Share subject to an Option will be determined by the Committee and set forth in the Agreement, but can not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Sections 9(b) and 19 or as otherwise determined by the Committee in its discretion).

                  (2) The purchase price of the Shares with respect to which an Option is exercised must be paid in full at the time of exercise, except that the Agreement may permit a Participant to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price must be paid in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased under the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Notwithstanding the foregoing two sentences, a Participant exercising a stock option will not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have an adverse financial accounting consequence for the Company.

                  (3) The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

                  (4) Each Option is exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary in this Plan and except as otherwise provided in an Agreement, all Options granted to Employees will vest and become exercisable in full upon the occurrence of an Event. In no event will any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it will be deemed to have lapsed or terminated.

            (b) Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

                  (1) the purchase price of each Share subject to an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19);

                  (2) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) will not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option will be treated as a Non-Statutory Stock Option;

                  (3) an Incentive Stock Option is not exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

                  (4) the Agreement covering an Incentive Stock Option will contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

                  (5) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless:

                        (A) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant; and

                        (B) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

            (c)   Outside Directors' Options.

                  (1) Annual Outside Director Option Grants. So long as there are a sufficient number of Shares available for issuance under the Plan, for the Annual Meeting of Shareholders to be held on August 23, 2004 and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Outside Director serving as an Outside Director of the Company immediately following the Annual Meeting will be granted, by virtue of serving as an Outside Director of the Company, a Non Statutory Stock Option to purchase [20,000] Shares or such other amount as may be established from time to time by the Board, but in no event to exceed [50,000] Shares (an "Annual Outside Director Option"). Each Annual Outside Director Option will be deemed to be granted to each Outside Director immediately after an Annual Meeting.

                  (2) Termination of Annual Outside Directors' Options. Each Outside Director Option and all rights to purchase Shares thereunder will terminate on the earliest of:

                        (A) ten years after the date that the Outside Director Option was granted or such other time period specified in the Agreement;

                        (B) the expiration of the period specified in the Agreement after the death or permanent disability of an Outside Director; or

                        (C) ninety days after the date the Outside Director ceases to be a director of the Company; however, the option will only be exercisable during this 90-day period the extent it was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person will continue in full force and effect.

                  (3)   Non-Exclusivity  of Section 9(c). The provisions of this
      Section 9(c) are not intended to be exclusive; the Committee, in its discretion, may grant Options or other Awards to an Outside Director.

      10. Stock Appreciation Rights. An Award of a Stock Appreciation Right entitles the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (a) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right or as otherwise determined under Section 17(b)(2), over (B) a specified price that is not less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right will be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee will be made at such time or times as provided in the Agreement in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee). The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

      11.   Performance Units.

            (a)   Initial Award.

                  (1) An Award of Performance Units under the Plan entitles the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes); earnings before interest, taxes, depreciation and amortization; net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth. Any such targets may relate to one or any combination of two or more of corporate division, a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement will also provide for the timing of the payment.

                  (2)   Following  the  conclusion  or   acceleration   of  each
      Performance Cycle, the Committee will determine, with respect to an Award of Performance Units, the extent to which:

                        (A)   performance targets have been attained;

                        (B) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied; and

                        (C)   payment is due.

            (b) Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events. Examples of such events include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

      12.   Effective Date and Duration of the Plan.

            (a) Effective Date. Upon its adoption by the Board, the Plan will be submitted for approval by the shareholders of the Company and will only be effective as of the date of such approval.

            (b) Duration of the Plan. The Plan will remain in effect until the earlier of the date that all Stock subject to it is distributed, all Awards have expired or lapsed, the Plan is terminated under Section 15, or the tenth anniversary of the Effective Date (the "Termination Date"). Notwithstanding the foregoing sentence, any Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option can be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award will be considered the date and time at which the Award is made or granted.

      13.   Plan does not Affect Employment Status.

            (a) Status as an eligible Employee will not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

            (b) Nothing in the Plan or in any Agreement or related documents confers upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

      14. Tax Withholding. The Company may withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company may also require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may, in its sole discretion, permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

      15.   Amendment, Modification and Termination of the Plan.

            (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements to the extent not prohibited by law.

            (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 of the Plan does not adversely affect these rights.

      16.   Adjustment for Changes in Capitalization.

            (a) Subject to any required action by the Company's shareholders, the Committee, in its sole discretion, has the right to make adjustments, so as to prevent enlargement of rights or inappropriate dilution, to any or all of the following provisions of any outstanding Awards upon the occurrence of any of the events listed in Section 16(b):

                  (1) the aggregate number and type of Shares available for Awards under the Plan;

                  (2) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions;

                  (3) the number and type of Shares and amount of cash subject to Awards then outstanding; and

                  (4)   the Option price as to any outstanding Options

            (b) The Committee may make the adjustments referred to in Section 16(a) to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change.

            (c)   Any  fractional  Shares  resulting  from an  adjustment  under
Section 16(a) will be rounded to the nearest whole Share.

      17.   Fundamental Change.

            (a) In the event of a proposed Fundamental Change, the Committee must either:

                  (1) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

                  (2) at least ten days before the occurrence of the Fundamental Change, declare (and provide written notice to each holder of an Option or Stock Appreciation Right of such declaration), that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, will be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, of cash in the amount set forth in Section 17(b).

            (b) The amount of any cash payment under Section 17(a)(2) will be equal to:

                  (1) for each Share covered by a canceled Option, the amount, if any, by which the Fair Market Value (as defined in Section 17(_____)) per Share exceeds the exercise price per Share covered by such Option; or

                  (2) for each Stock Appreciation Right, the price determined under Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right (as that term is used in Section 10(a)), will be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated as set forth in Section 17(f).

            (c) At the time of any declaration under Section 17(a)(2), each Option and Stock Appreciation Right will immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right will have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be.

            (d) In the event of a declaration under Section 17(a)(2), each outstanding Option and Stock Appreciation Right that has not have been exercised before the Fundamental Change will be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.

            (e) No person holding an Option or a Stock Appreciation Right will be entitled to the payment provided for in this Section 17 if such Option or Stock Appreciation Right terminated, expired or was cancelled prior to the date of any Fundamental Change in accordance with its terms.

            (f) For purposes of this Section 17 only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

            (g) Any cash payment required to be made under Section 17(a)(2) must be made within ten days after the Fundamental Change.

      18.   Forfeitures.

            (a) An Agreement may provide that if a Participant has received or is entitled to payment of cash, delivery of Shares, or a combination thereof under an Award within six months before the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash or Shares received with respect to the Award in the event of certain occurrences specified in the Agreement. In lieu of forfeiting Shares, a Participant may return or forfeit to the Company the economic value of such Shares determined as of:

                  (1)   the  date  of  the   exercise   of   Options   or  Stock
      Appreciation Rights;

                  (2) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions; or

                  (3) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be.

            (b) The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

      19. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board, at the time of the grant, deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

      20. Unfunded Plan. The Plan is unfunded and the Company is not required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken under its provisions create or be construed to create a fiduciary relationship between the Company or its Affiliates and a Participant, Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company.

      21.   Limits of Liability.

            (a) Any liability of the Company to any Participant with respect to an Award will be based solely upon contractual obligations created by the Plan and the applicable Agreement.

            (b) Except as may be required by law, neither the Company nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken, or not taken, in good faith under the Plan.

      22. Compliance with Applicable Legal Requirements. No certificate for Shares distributable under the Plan will be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

      23.   Deferrals  and  Settlements.  The  Committee  may  require or permit
Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.


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

      24. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made under the Plan will not be considered part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

      25. Beneficiary upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award will be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

      26.   Change-in-Control Payments.

            (a) Notwithstanding Section 17, if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or a substantial portion of the assets of the Company, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code Section 280G, or any successor provision, then such Award and such other benefits and payments will be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

            (b)   For purposes of Section 26(a):

                  (1) no portion of payments the receipt or enjoyment of which a Participant will have effectively waived in writing before the date of distribution of an Award will be taken into account; and

                  (2) the value of any non-cash benefit or any deferred payment or benefit included in such payment will be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions.

            (c) Any Award not paid as a result of this Section 26 or reduced to zero as a result of the limitations imposed hereby, will remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

      27.   Requirements of Law.

            (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken in accordance with the Plan will be governed by the laws of the State of Nevada without regard to its conflicts-of-law principles and will be construed accordingly.


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

            (b) If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not effect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.


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